EXHIBIT 10.20
AMENDMENT NO. 1 TO
BRIDGE LOAN AGREEMENT
     This Amendment No. 1 (“Amendment No. 1”) to that certain Bridge Loan Agreement dated June 16, 2003 (the “Agreement”) by and among Restore Medical, Inc., a Minnesota corporation (the “Company”), and the investors listed on Schedule A thereto (the “Purchasers”) is made and entered into this 9th day of December, 2003 by and among the Company and the Purchasers. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Agreement.
     WHEREAS, pursuant to Section 10.7 of the Agreement, the parties reserved the right to amend the Agreement.
     WHEREAS, the parties desire to amend the Agreement, and, in accordance with Section 10.7 of the Agreement, this Amendment No. 1 has been authorized and approved by the Company and Purchasers holding at least a majority of the principle amount of the Notes issued pursuant to the Agreement.
     NOW, THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the undersigned Purchasers agree to and hereby amend and modify the following sections, paragraphs, and terms of the Agreement in the following respects:
     1. Section 1 of the Agreement is deleted in its entirety, and the following is substituted in its place:
     “1. Authorization of the Notes and Warrants. The Company has authorized the issuance and sale of subordinated convertible notes up to an aggregate principal amount of $5,374,462.49, bearing interest at a rate of 12% per annum, substantially in the form attached hereto as Exhibit A (collectively, the “Notes”), and warrants to purchase up to an aggregate of 671,914 shares of the Company’s Common Stock, substantially in the form attached hereto as Exhibit B (collectively, the “Warrants”).”
     2. Clause (b) of Section 2 of the Agreement is deleted in its entirety, and the following is substituted in its place:
     “(b) in exchange for the Purchase Price of Warrant, a Warrant to purchase the number of shares of Common Stock set forth opposite the name of each such Purchaser at an exercise price of $0.01 per share.”
     3. The last sentence set forth in Section 7.1 of the Agreement is deleted in its entirety, and the following is substituted in its place:

     “The number of shares of equity securities to which the Purchasers shall be entitled upon such conversion shall equal the principal amount owing under the Notes (together with any interest thereon, if the Purchasers elect to convert such interest), divided by the Sales Price.”
     4. The last sentence set forth in Section 7.3 of the Agreement is deleted in its entirety and the following is substituted in its place:
“If the conversion of the Notes results in any fraction of a share, the Company shall make payment in cash for such fractional interest, calculated on the basis of the Sales Price per full share, or as may be adjusted pursuant to the terms hereof.”
     5. Schedule A to the Agreement is deleted in its entirety and replaced with the amended version of Schedule A attached to this Amendment No. 1.
     6. Entire Agreement. The Agreement, as amended by this Amendment No. 1 (as so amended, the “Amended Agreement”), contains the entire understanding between the parties hereto with respect to the subject matter hereof and shall supersede and terminate any prior understandings, agreements, obligations or representations, written or oral, relating to the subject matter hereof, including, but not limited to the Agreement as originally executed. The parties agree that the Amended Agreement is the result of negotiations between the parties and that the language of the Amended Agreement shall not be construed for or against any particular party.
     7. Counterparts. This Amendment No. 1 may be executed in any number of counterparts, all of which shall constitute a single agreement. Signatures delivered by facsimile transmission shall be deemed original signatures for all purposes.
[The remainder of this page intentionally is left blank; signature page follows]

          IN WITNESS WHEREOF, the parties have caused this Amendment No. 1 to the Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

RESTORE MEDICAL, INC.

By	/s/ Susan L. Critzer

Name: Susan L. Critzer
Title: President and Chief Executive Officer
Signature Page to Amendment No. 1 to
Bridge Loan Agreement

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

MPM BIOVENTURES II, L.P. By: MPM Asset Management II, L.P., its General Partner By: MPM Asset Management II, LLC, its General Partner
By:	/s/ Luke Evnin
	Name:	Luke Evnin
	Title:	Manager

MPM BIOVENTURES II-QP, L.P. By: MPM Asset Management II, L.P., its General Partner By: MPM Asset Management II, LLC, its General Partner
By:	Luke Evnin
	Name:	Luke Evnin
	Title:	Manager

MPM BIOVENTURES GMBH & CO. PARALLEL-BETEILIGUNGS KG By: MPM Asset Management II, L.P., in its capacity as Special Limited Partner By: MPM Asset Management II, LLC, its General Partner
By:	Luke Evnin
	Name:	Luke Evnin
	Title:	Manager

MPM ASSET MANAGEMENT INVESTORS 2000B LLC
By:	Luke Evnin
	Name:	Luke Evnin
	Title:	Manager

Signature Page to Amendment No. 1 to
Bridge Loan Agreement

     IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered by their proper and duly authorized representatives as of the day and year first above written.

CHARTER VENTURES II, L.P.
By:	/s/ A. Barr Dolan
	Name:	A. Barr Dolan
Its:

EVENTYR INVESTMENTS, L.P.
By:	/s/ Roz H. Hatler
	Name:	Roz H. Hatler
	Its:	General Partner

/s/ Mark B. Knudson
Mark B. Knudson, Ph.D.

/s/ Timothy I. Maudlin
Timothy I. Maudlin

/s/ Robert S. Nickoloff
Robert S. Nickoloff

Signature Page to Amendment No. 1 to
Bridge Loan Agreement